**Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Redacted information is indicated with brackets and asterisks ([***]).

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is dated effective as of May 7, 2025, and is by and between AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, a Florida corporation (“Seller”), and GPC MIAMI BUSINESS PARK, LLC, a Florida limited liability company (“Buyer”).
WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of January 22, 2025, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of April 18, 2025, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of May 1, 2025 (collectively, the “Agreement”);
WHEREAS, Seller and Buyer desire to make certain amendments to the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:
1.Recitals. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
2.DDP Continuation Notice. As of the date of this Amendment, Buyer is hereby deemed to have timely delivered a DDP Continuation Notice to Seller and elected to continue the Agreement beyond the Due Diligence Period. For purposes of calculating all remaining time periods under the Agreement, the Due Diligence Expiration Date shall be deemed to be the date of this Amendment. Notwithstanding the foregoing, Buyer shall have two (2) Business Days from the date of this Amendment to terminate this Agreement due to Disapproved Initial Title/Survey Matters upon which the Deposit will be returned to Buyer.
3.Deposit and Development Approvals.
(A)The Parties acknowledge that Buyer has delivered an “Initial Deposit” of $1,000,000.00 to Fidelity National Title Insurance Company (“Original Escrow Agent”) pursuant to Section 3.1.1 of the Agreement. Promptly after the execution of this Amendment by Seller and Buyer, the Original Escrow Agent shall return $500,000.00 of such “Initial Deposit” to Buyer by wire transfer pursuant to the wire instructions to be provided by Buyer. From and after the date of this Amendment, any reference in the Agreement to the “Initial Deposit” shall mean $500,000.00. The Initial Deposit shall immediately be deemed as of the date of this Amendment to be non-refundable except in the event of a Seller default beyond any appliable notice and cure period or as otherwise expressly provided in the Agreement.

(B)During the Development Approvals Period, Buyer may use funds from the Deposit to pay for Qualified Rezoning Expenses (as defined below) without prior Seller approval by delivering to Seller and Escrow Agent (as hereinafter defined), on a monthly basis or more frequently as needed, a detailed written statement (each, a “Disbursement Notice”) that includes: (i) a sufficiently detailed description of the particular Qualified Rezoning Expenses to be funded; (ii) the amount of funds to be disbursed; (iii) all supporting documentation evidencing the Qualifying Rezoning Expenses to be paid for, including, without limitation, invoices, receipts, statements, contracts, and other supporting materials; and (iv) clear instructions specifying whether a disbursement should be made (x) directly to a third-party vendor or service provider, in which case, Buyer shall provide all necessary payment instructions for such third party, or (y) to Buyer as reimbursement for Qualified Rezoning Expenses already incurred and paid by Buyer, in which case, Buyer shall include proof of payment and wire instructions for reimbursement. Upon receipt of a Disbursement Notice with complete supporting documentation, Escrow Agent shall promptly disburse the requested funds either directly to the specified third party or to Buyer as reimbursement, as directed in the Disbursement Notice.
(C)Seller shall have the right to audit all Disbursement Notices and supporting documentation for a period of forty-five (45) days after receipt. If Seller reasonably determines that any expense included in a Disbursement Notice does not qualify as a Qualified Rezoning Expense, Seller shall deliver written notice to Buyer specifying the challenged expenses. Buyer shall have ten (10) days to either (i) provide additional documentation supporting the qualification of such expense, or (ii) reimburse the Deposit for the amount of any expenses that cannot be substantiated as Qualified Rezoning Expenses. Any dispute regarding whether an expense qualifies as a Qualified Rezoning Expense shall be submitted to [***], Esq. of LSN Law, P.A. (or any successor partner from LSN Law, P.A. if [***] is unavailable) for final determination, which determination shall be binding upon the Parties. The costs of such determination shall be borne equally by Buyer and Seller.
(D)The Deposit shall be reduced dollar-for-dollar by an amount equal to the Qualified Rezoning Expenses actually incurred and disbursed to Buyer in accordance with this Paragraph 3, and the remaining portion of the Deposit, after being reduced dollar-for-dollar by the Qualifying Rezoning Expenses actually paid for, shall be referred to in the Agreement as the “Remaining Deposit.” For the avoidance of doubt, any and all references in the Agreement to the “Deposit” shall mean and refer to the “Remaining Deposit.”
(E)In connection with the Qualifying Rezoning Expenses, Buyer shall deliver to Seller on a monthly basis, or otherwise upon written request by Seller: (i) monthly written reports detailing all Qualifying Rezoning Expenses incurred up to date, including copies of all invoices, receipts, and proof of payment, (ii) monthly written reports on the status of the rezoning application for the Proposed Use of the Property, (iii) copies of all materials submitted to governmental authorities in connection with such rezoning application, and (iv) copies of all communications received from governmental authorities regarding the rezoning application.
(F)For purposes of the Agreement, “Qualifying Rezoning Expenses” shall mean:
(i)professional fees for land use attorneys, zoning consultants, architects, engineers, land planners, landscape architects, and similar professionals, including Itasca Construction Associates, directly engaged in preparing and processing the applications for the Proposed Use and work related to the development of the Property;
(ii)application fees, processing fees, and other government fees directly related to the applications for the Proposed Use;
(iii)traffic studies, environmental studies, drainage studies, and similar technical reports required for the applications for the Proposed Use;
(iv)production of plans, drawings, renderings, and similar materials required for the applications for the Proposed Use; and
(v)similar expenses that are directly related to the applications for the Proposed Use.
(G)Notwithstanding anything to the contrary, in the event that (i) Buyer terminates the Agreement after the date of this Amendment for any reason other than a default by the Seller or as otherwise expressly provided in the Agreement or (ii) the Buyer defaults under the terms of the Agreement after any applicable notice and cure period, Seller shall be entitled to the portion of the Deposit (including both the portion of the Initial Deposit and the Additional Deposit, if delivered) not previously disbursed for Qualifying Rezoning Expenses and such remaining balance of the Initial Deposit and Additional Deposit, if delivered, shall be immediately disbursed to Seller.
(H)Section 3.1.5 of the Agreement is hereby deleted in its entirety and replaced with the following provision:
3.1.5    Closing. At Closing the remaining balance of the Deposit then being held by Escrow Agent (i.e., the Initial Deposit of $500,000 and the Additional Deposit of $1,000,000, if delivered, minus any amounts previously disbursed for Qualifying Rezoning Expenses), shall be applied to the Purchase Price.
4.Purchase Price.
(A)The definition of Purchase Price contained in Section 1.3.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:
1.3.2.1. “Purchase Price” shall mean $126,000,000.00
(i)Minus: Fifty percent (50%) of the product of (a) the Total Incremental Fill at Closing expressed in tons and (b) the Price of Fill at Closing (as defined below) expressed in dollars per ton;
(ii)Minus: Fifty percent (50%) of the product of (a) 1,174,490 and (b) the difference between (1) the Price of Fill at Closing

(expressed in dollars per ton) and (2) $19.30 per ton – it being expressly understood and agreed that if such difference is negative, the resulting deduction shall be a negative number, and the effect shall be to increase the Purchase Price; and
(iii)Minus: Fifty percent (50%) of any Qualifying Stormwater Compliance Cost Increases (as defined below).
Notwithstanding anything to the contrary, the net aggregate amount of all reductions and increases to the Purchase Price under 1.3.2.1(i)(ii) and (iii) shall not exceed $10,000,000.00 (the “Development Costs Cap”). To the extent the Development Costs (as defined below) exceed the Development Costs Cap, Buyer shall be solely responsible for payment of any Development Costs incurred from the first dollar beyond the Development Costs Cap.
(B)Section 1.3.2.1 of the Agreement is hereby amended to add the following at the end thereof:
The Parties agree that if the Final Approved Square Footage (as defined below) of the Property exceeds 1,350,539 square feet, the Purchase Price shall be increased (but in no event decreased) by the product of:
(i)the excess of the Final Approved Square Footage over 1,350,539 – it being expressly understood that such excess shall only be calculated if positive, and shall be deemed to be zero if the Final Approved Square Footage is less than or equal to 1,350,539; and
(ii)the Purchase Price divided by 1,350,539.
If the Final Approved Square Footage is less than or equal to 1,350,539 square feet, there shall be no further adjustment to the Purchase Price on account of square footage except as provided in Section 6(C) of the Agreement.
(C)The following defined terms are added as Sections 1.3.2.8 to 1.3.2.15 of the Agreement:
1.3.2.8        “Development Costs” shall mean (i) the Increased Price of Fill at Closing, (ii) the Price of Fill at Closing, and (iii) the Qualifying Stormwater Compliance Cost Increases.
1.3.2.9        Intentionally deleted.
1.3.2.10        “Final Approved Square Footage” means the maximum buildable square footage permitted under the Approved Site Plan as evidenced by non-appealable approval by all applicable Authorities having jurisdiction over the Property and all associated challenge and appeal periods have expired; provided however, that in the event the Closing occurs before the Approved Site Plan is obtained, the “Final Approved Square Footage” shall be based on the Submitted Site Plan most recently submitted to the Subject County, and in such event, the Parties shall adjust the Purchase Price not later than eighteen (18) months after Closing based on the Final Approved Square Footage in the Approved Site Plan to the extent the Approved Site Plan is ultimately obtained within eighteen (18) months after Closing, and the applicable Party shall make any post-Closing payment to the other Party as required pursuant to such adjustment.
1.3.2.11        “Increased Price of Fill at Closing” shall mean the product of (i) 1,174,490 and (ii) the difference between (1) the Price of Fill at Closing (expressed in dollars per ton) and (2) $19.30 per ton.
1.3.2.12        “Price of Fill at Closing” shall be the price of Standard Fill Material (as hereinafter defined) determined by the line item for the price of fill stated on “hard bids” submitted by either a general contractor or sitework contractor selected by Buyer to construct the sitework on the Property. The Price of Fill at Closing shall be expressed in dollars per ton, inclusive of delivery to the Property. Should Seller dispute the price, Buyer shall obtain an additional “hard bid” from either sitework or general contractor bids and Seller shall have the right, if it elects, to obtain a bid from either a qualified general contractor or qualified sitework contractor. The parties shall use the average price of the line item for fill cost per ton in the bids. Notwithstanding the foregoing, Buyer shall have the right to use any contractor of its choice, and not the contractor(s) whose bid was used to determine the price of fill.
1.3.2.13        “Total Incremental Fill at Closing” shall be a number no less than zero (0) and not exceeding two hundred nineteen thousand seven hundred forty-five (219,745), determined by the line item for the volume, in tons, of fill stated on “hard bids” submitted by either a qualified general contractor or qualified sitework contractor selected by Buyer to construct the sitework on the Property, minus 1,174,490. Seller shall have the right to consult with the contractor or contractors providing the bids as to the methods used in determining the volume of fill. Notwithstanding the foregoing, the final determination of said contractor or contractors selected by Buyer to perform the work will be binding as to the tons of fill required for the development of the Property.
1.3.2.14        “Standard Fill Material” shall mean fill material that is (1) is classified as A-3 soil under the AASHTO classification system or alternative classification as specifically recommended in the relevant documents prepared by a licensed professional engineer for particular portions of the Property requiring specialized fill (for example, if filling a lake requires a different type of fill); (2) suitable for general site grading and construction purposes at the Property; and (3) complies with applicable environmental regulations and is free from contamination as defined by applicable Laws.
1.3.2.15        “Qualifying Stormwater Compliance Cost Increases” shall mean the direct, reasonable, and necessary additional construction costs attributable to changes in the stormwater management code requirements resulting from Buyer being required to comply with such updated stormwater management code requirements at the time of Closing over the costs associated with the stormwater management plans set forth in the Environmental Resource Permit Application dated March [14], 2025, a copy of which is attached hereto as Exhibit K (the “ERP Application”), as determined by Buyer’s contractor’s review of updated stormwater management plans pursuant to such updated code requirements. Should Seller dispute Buyer’s contractor’s determination of such increased costs, Seller shall submit a competing, reasonably detailed, line-item analysis of any increased costs required to comply with updated stormwater management code requirements relative to the plans set forth in the ERP Application and, provided such competing estimates are within ten percent (10%) of each other, the average of the two estimates shall be used. If the estimates deviate by greater than ten percent (10%), Buyer and Seller shall select a third team of engineers and/or contractors whose determination shall be binding. For the avoidance of doubt, the foregoing costs shall deemed to be $0.00 to the extent the stormwater management plans set forth in the ERP Application are considered “grandfathered in” by the applicable Authority and Buyer is therefore not required to make any changes to such plans due to changes in the stormwater management code.
The following costs are specifically excluded from Qualifying Stormwater Compliance Costs Increases, provided that this list of exclusions is meant to be exemplary and not exhaustive:
(1) Requirements that were in effect but not properly addressed in the ERP Application;
(2) Discretionary changes made to the development plan by Buyer after the ERP Application, but not including any changes required in order to obtain the Development Approvals;
(3) Design fees, permit fees, impact fees, or other soft costs, unless related or caused by changes in the stormwater management requirements imposed by the applicable Authority per this section 1.3.2.14;
(4) Costs that would have been incurred regardless of the change in requirements;
(5) Any costs resulting from delays in the permitting process not caused solely by changes in the stormwater management requirements; or
(6) Any contingency amounts, overhead, or profit margins in excess of market rates.
Buyer shall promptly notify Seller in writing of any changes to stormwater management requirements that may give rise to Qualifying Stormwater Compliance Cost Increases and shall use commercially reasonable efforts to mitigate such costs.
5.Additional Amendments. The Agreement is hereby amended as follows:

(A)Section 1.3.7.3 is amended and restated in its entirety to read as follows:

The “Escrow Agent” means:
LEOPOLD KORN, P.A.
18851 NE 29th Avenue, Suite 410
Aventura, FL 33180
Direct:    [***]
Tel.:    [***]
Fax:     [***]
Email: [***]

(B)Section 1.3.2.3 of the Agreement is amended and restated in its entirety to read as follows:
“Additional Deposit” means $1,000,000.00.
(C)Section 3.1.2 of the Agreement is amended and restated in its entirety to read as follows:
Additional Deposit. Within three (3) Business Days after the expiration of all applicable appeal and challenge periods and Buyer has obtained final non-appealable approval from the applicable Authority of a rezoning and amendment to the Miami-Dade County Comprehensive Development Master Plan of the Property allowing for the Proposed Use, Buyer shall deliver the Additional Deposit to Escrow Agent, which shall immediately be deemed to be non-refundable except as otherwise expressly provided in this Agreement. If Buyer fails to deliver the Additional Deposit to Escrow Agent within such period as required above, then at any time prior to delivery of the Additional Deposit to Escrow Agent, Seller may deliver an “Additional Deposit Default Notice” (as defined below) to Buyer and Escrow Agent. If an Additional Deposit Default Notice is so delivered and the Additional Deposit is not delivered to Escrow Agent within five (5) Business Days after such delivery, then this Agreement will automatically terminate and the Initial Deposit shall thereafter be immediately disbursed to Seller as agreed upon and liquidated damages. An “Additional Deposit Default Notice” means a notice stating in all capital letters that “THE ADDITIONAL DEPOSIT WAS NOT DELIVERED WITHIN THE REQUISITE TIME PERIOD. IF BUYER FAILS TO DELIVER TO ESCROW AGENT THE ADDITIONAL DEPOSIT IN IMMEDIATELY AVAILABLE FUNDS WITHIN FIVE (5) BUSINESS DAYS AFTER THE DELIVERY OF THIS NOTICE, THEN THE AGREEMENT WILL AUTOMATICALLY TERMINATE, IN WHICH EVENT THE INITIAL DEPOSIT WILL BE IMMEDIATELY PAID TO SELLER.”
(D)The second-to-last sentence in the second paragraph of Section 6 of the Agreement is amended and restated in its entirety to read as follows:

Upon the delivery of a DAP Termination Notice, this Agreement will terminate and the Remaining Deposit will be promptly delivered to Seller.
(E)The second-to-last sentence in the second paragraph of Section 8.2 of the Agreement is amended and restated in its entirety to read as follows:
In the event of such termination, the Remaining Deposit will be promptly returned to Buyer.
(F)The exhibit attached to this Amendment as Exhibit A is hereby deemed to be attached to the Agreement as Exhibit K.
6.No Other Change. Except as expressly provided in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties hereby ratify and confirm the terms of the Agreement as amended by this Amendment. If there is any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.
7.Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the choice of law provisions thereof.
8.Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Electronically submitted signatures, including via DocuSign, shall be deemed original signatures.
[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA,
a Florida corporation
By:    /s/ [***]                _____
Name:    [***]__________________________________
Title:    General Counsel and Assistant Secretary______

BUYER:

GPC MIAMI BUSINESS PARK, LLC,
a Florida limited liability company
By:    /s/ [***]
Name:    [***]
Title:    Manager

[Signature Page – Fourth Amendment to Purchase and Sale Agreement]

JOINDER BY ESCROW AGENT

By execution hereof, the Escrow Agent hereby: (a) agrees to act as Escrow Agent under the Agreement; (b) agrees to hold and disburse the Deposit in accordance with the provisions of the Agreement; and (c) covenants and agrees to be bound by the terms of the Agreement.

LEOPOLD KORN, P.A

By: /s/ [***]
Name: [***]_____________________________
Title: Attorney__________________________
[Joinder by Escrow Agent – Fourth Amendment to Purchase and Sale Agreement]

EXHIBIT A
[EXHIBIT K TO THE AGREEMENT]
ERP APPLICATION

(see attached)